Exhibit 99.1

FOR IMMEDIATE RELEASE                Contact:
Jack McGinnis
+1.414.906.7977
jack.mcginnis@manpowergroup.com

ManpowerGroup Reports 2nd Quarter and First Half 2018 Results

MILWAUKEE, July 20, 2018 -- ManpowerGroup (NYSE: MAN) today reported that net earnings for the three months ended June 30, 2018 were $143.4 million, or $2.17 per diluted share compared to net earnings of $117.0 million, or $1.72 per diluted share in the prior year period. Revenues for the second quarter were $5.7 billion, an increase of 9% from the prior year period.

The current year quarter included restructuring costs which reduced earnings per share by 18 cents. Included in the prior year quarter are restructuring costs which reduced earnings per share by 10 cents.

Financial results in the quarter were also impacted by stronger foreign currencies relative to the U.S. dollar compared to the prior year period. On a constant currency basis, revenues increased 4% and earnings per share increased 21%. Earnings per share in the quarter were positively impacted 9 cents by changes in foreign currencies compared to the prior year, or 10 cents excluding the restructuring costs.
ManpowerGroup Chairman & CEO Jonas Prising said, “Our solid second quarter results contributed to a good first half of 2018. Demand for our innovative workforce solutions remains strong and with our market leading global footprint this environment should provide us with opportunities for profitable growth”.
“We anticipate the third quarter diluted earnings per share to be in the range of $2.37 to $2.45, which includes an estimated unfavorable currency impact of 5 cents,” Prising stated.
Net earnings for the six months ended June 30, 2018 were $240.4 million, or $3.62 per diluted share compared to net earnings of $191.4 million, or $2.80 per diluted share in the prior year. The year to date period included restructuring costs which reduced earnings per share by 45 cents. The prior year to date period included restructuring costs which reduced earnings per share by 41 cents and discrete income tax benefits which increased earnings per share by 19 cents. Revenues for the six-month period were $11.2 billion, an increase of 13% from the prior year or an increase of 5% in constant currency. Earnings per share for the six-month period were positively impacted 23 cents by changes in foreign currencies compared to the prior year, or 27 cents excluding the restructuring costs.

In conjunction with its second quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on July 20, 2018 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpowergroup.com/ in the section titled “Investor Relations.”

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/ .

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands - Manpower®, Experis®, Right Management® and ManpowerGroup® Solutions - creates substantially more value for candidates and clients across 80 countries and territories and has done so for 70 years. In 2018, ManpowerGroup was named one of the World's Most Ethical Companies for the ninth year and one of Fortune's Most Admired Companies for the sixteenth year, confirming our position as the most trusted and admired brand in the industry. See how ManpowerGroup is powering the future of work: www.manpowergroup.com

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2017, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2018	2017	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,656.9	$5,174.8	9.3%	4.5%
Cost of services	4,734.2	4,313.1	9.8%	4.8%
Gross profit	922.7	861.7	7.1%	2.8%
Selling and administrative expenses	714.4	666.5	7.2%	3.0%
Operating profit	208.3	195.2	6.7%	2.2%
Interest and other expenses	10.5	11.0	-4.4%
Earnings before income taxes	197.8	184.2	7.4%	2.5%
Provision for income taxes	54.4	67.2	-19.1%
Net earnings	$143.4	$117.0	22.6%	17.4%
Net earnings per share - basic	$2.18	$1.74	25.3%
Net earnings per share - diluted	$2.17	$1.72	26.2%	20.9%
Weighted average shares - basic	65.7	67.4	-2.5%
Weighted average shares - diluted	66.1	68.0	-2.8%

(a) Revenues from services include fees received from our franchise offices of $6.2 million and $5.8 million for the three months ended June 30, 2018 and 2017, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $273.9 million and $247.3 million for the three months ended June 30, 2018 and 2017, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2018	2017	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$640.5	$671.3	-4.6%	-4.6%
Other Americas	412.0	385.6	6.9%	13.1%
	1,052.5	1,056.9	-0.4%	1.9%
Southern Europe:
France	1,512.5	1,356.3	11.5%	3.1%
Italy	443.0	366.5	20.9%	11.8%
Other Southern Europe	478.5	412.9	15.9%	9.3%
	2,434.0	2,135.7	14.0%	5.8%
Northern Europe	1,393.2	1,281.7	8.7%	2.2%
APME	724.8	643.4	12.6%	10.4%
Right Management	52.4	57.1	-8.3%	-10.5%
	$5,656.9	$5,174.8	9.3%	4.5%
Operating Unit Profit:
Americas:
United States	$38.2	$44.5	-14.2%	-14.2%
Other Americas	18.5	13.0	42.6%	51.6%
	56.7	57.5	-1.4%	0.7%
Southern Europe:
France	73.0	70.7	3.4%	-4.2%
Italy	31.9	27.6	15.8%	7.3%
Other Southern Europe	16.8	12.5	32.9%	28.6%
	121.7	110.8	9.8%	2.4%
Northern Europe	24.7	33.1	-25.7%	-29.7%
APME	29.2	23.3	25.5%	23.1%
Right Management	10.5	8.5	23.2%	21.1%
	242.8	233.2
Corporate expenses	(25.9)	(29.6)
Intangible asset amortization expense	(8.6)	(8.4)
Operating profit	208.3	195.2	6.7%	2.2%
Interest and other expenses (b)	(10.5)	(11.0)
Earnings before income taxes	$197.8	$184.2

(a) In the United States, revenues from services include fees received from our franchise offices of $3.9 million and $3.6 million for the three months ended June 30, 2018 and 2017, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $166.7 million and $155.6 million for the three months ended June 30, 2018 and 2017, respectively.

(b) The components of interest and other expenses were:
	2018	2017
Interest expense	$13.3	$11.9
Interest income	(1.4)	(1.2)
Foreign exchange (gain) loss	(0.1)	0.2
Miscellaneous (income) expense, net	(1.3)	0.1
	$10.5	$11.0

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2018	2017	Reported	Currency
	(Unaudited)
Revenues from services (a)	$11,179.3	$9,932.0	12.6%	4.9%
Cost of services	9,371.2	8,282.5	13.1%	5.4%
Gross profit	1,808.1	1,649.5	9.6%	2.8%
Selling and administrative expenses	1,446.0	1,326.4	9.0%	2.4%
Operating profit	362.1	323.1	12.0%	4.6%
Interest and other expenses	26.6	26.8	-0.9%
Earnings before income taxes	335.5	296.3	13.2%	5.6%
Provision for income taxes	95.1	104.9	-9.4%
Net earnings	$240.4	$191.4	25.6%	17.7%
Net earnings per share - basic	$3.65	$2.83	29.0%
Net earnings per share - diluted	$3.62	$2.80	29.3%	21.1%
Weighted average shares - basic	65.8	67.5	-2.6%
Weighted average shares - diluted	66.4	68.3	-2.8%

(a) Revenues from services include fees received from our franchise offices of $11.4 million and $11.1 million for the six months ended June 30, 2018 and 2017, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $510.7 million and $486.4 million for the six months ended June 30, 2018 and 2017, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2018	2017	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$1,256.8	$1,332.8	-5.7%	-5.7%
Other Americas	818.3	750.3	9.1%	11.9%
	2,075.1	2,083.1	-0.4%	0.6%
Southern Europe:
France	2,936.5	2,493.8	17.7%	5.5%
Italy	856.6	660.9	29.6%	16.2%
Other Southern Europe	952.9	784.9	21.4%	10.7%
	4,746.0	3,939.6	20.5%	8.4%
Northern Europe	2,810.8	2,520.4	11.5%	1.7%
APME	1,445.0	1,275.8	13.3%	9.3%
Right Management	102.4	113.1	-9.4%	-12.8%
	$11,179.3	$9,932.0	12.6%	4.9%
Operating Unit Profit:
Americas:
United States	$64.9	$70.8	-8.4%	-8.4%
Other Americas	34.7	25.4	37.1%	41.1%
	99.6	96.2	3.6%	4.6%
Southern Europe:
France	130.7	121.3	7.8%	-3.0%
Italy	57.1	45.8	24.6%	12.2%
Other Southern Europe	31.6	25.2	25.1%	17.4%
	219.4	192.3	14.1%	3.3%
Northern Europe	41.3	44.9	-8.2%	-15.1%
APME	55.1	43.4	26.8%	22.7%
Right Management	16.9	17.3	-2.4%	-4.4%
	432.3	394.1
Corporate expenses	(52.7)	(54.2)
Intangible asset amortization expense	(17.5)	(16.8)
Operating profit	362.1	323.1	12.0%	4.6%
Interest and other expenses (b)	(26.6)	(26.8)
Earnings before income taxes	$335.5	$296.3

(a) In the United States, revenues from services include fees received from our franchise offices of $7.1 million for both the six months ended June 30, 2018 and 2017. These fees are primarily based on revenues generated by the franchise offices, which were $315.7 million and $323.3 million for the six months ended June 30, 2018 and 2017, respectively.

(b) The components of interest and other expenses were:
	2018	2017
Interest expense	$26.9	$23.8
Interest income	(2.6)	(2.2)
Foreign exchange (gain) loss	(0.2)	0.3
Miscellaneous expenses, net	2.5	4.9
	$26.6	$26.8

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Jun. 30	Dec. 31
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$767.5	$689.0
Accounts receivable, net	5,363.9	5,370.5
Prepaid expenses and other assets	137.9	111.7
Total current assets	6,269.3	6,171.2
Other assets:
Goodwill	1,321.9	1,343.0
Intangible assets, net	264.6	284.0
Other assets	807.7	927.7
Total other assets	2,394.2	2,554.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	624.2	633.4
Less: accumulated depreciation and amortization	474.9	475.7
Net property and equipment	149.3	157.7
Total assets	$8,812.8	$8,883.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,303.3	$2,279.4
Employee compensation payable	188.1	230.6
Accrued liabilities	456.7	490.9
Accrued payroll taxes and insurance	721.2	794.7
Value added taxes payable	522.3	545.4
Short-term borrowings and current maturities of long-term debt	43.4	469.4
Total current liabilities	4,235.0	4,810.4
Other liabilities:
Long-term debt	1,045.2	478.1
Other long-term liabilities	685.1	737.5
Total other liabilities	1,730.3	1,215.6
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,320.1	3,302.6
Retained earnings	2,902.7	2,713.0
Accumulated other comprehensive loss	(375.9)	(288.2)
Treasury stock, at cost	(3,084.1)	(2,953.7)
Total ManpowerGroup shareholders' equity	2,764.0	2,774.9
Noncontrolling interests	83.5	82.7
Total shareholders' equity	2,847.5	2,857.6
Total liabilities and shareholders' equity	$8,812.8	$8,883.6

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	June 30
	2018	2017
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$240.4	$191.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	42.9	40.7
Deferred income taxes	(16.6)	26.1
Provision for doubtful accounts	10.9	10.0
Share-based compensation	12.8	14.8
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(132.0)	(258.8)
Other assets	85.9	36.0
Other liabilities	(68.7)	87.8
Cash provided by operating activities	175.6	148.0
Cash Flows from Investing Activities:
Capital expenditures	(26.8)	(25.5)
Acquisitions of businesses, net of cash acquired	(8.2)	(21.2)
Proceeds from the sale of investments, property and equipment	6.7	3.1
Cash used in investing activities	(28.3)	(43.6)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(4.5)	(4.2)
Proceeds from long-term debt	583.3	—
Repayments of long-term debt	(408.1)	(0.2)
Payments for debt issuance costs	(2.4)	—
Payments of contingent consideration for acquisitions	(15.1)	(12.9)
Proceeds from share-based awards and other equity transactions	4.0	34.1
Payments to noncontrolling interests	(1.9)	—
Other share-based award transactions	(17.3)	(16.3)
Repurchases of common stock	(113.2)	(115.8)
Dividends paid	(66.0)	(62.2)
Cash used in financing activities	(41.2)	(177.5)
Effect of exchange rate changes on cash	(27.6)	47.7
Change in cash and cash equivalents	78.5	(25.4)
Cash and cash equivalents, beginning of period	689.0	598.5
Cash and cash equivalents, end of period	$767.5	$573.1